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                                                                   EXHIBIT 11.1

                     THE FOREFRONT GROUP, INC. AND SUBSIDIARIES

               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                         FOR THE THREE
                                                                         MONTHS ENDED
                                                                           MARCH 31
                                                                  ------------------------
                                                                      1997         1998
                                                                  -----------   ----------
Basic weighted average number of common shares outstanding          6,199,504    7,318,398
Add- Shares of common stock assumed issued upon exercise of
     stock options using the "treasury stock" method as it
     applies to the computation of diluted net income per share            --    1,548,361
                                                                  -----------   ----------
Shares used in computing diluted net income (loss) per share        6,199,504    8,866,759
                                                                  -----------   ----------
                                                                  -----------   ----------
Net income (loss) per share:                                      $(1,384,622)  $1,028,361
                                                                  -----------   ----------
                                                                  -----------   ----------
     Basic EPS                                                    $     (0.22)  $     0.14
                                                                  -----------   ----------
                                                                  -----------   ----------
     Diluted EPS                                                  $     (0.22)  $     0.12
                                                                  -----------   ----------
                                                                  -----------   ----------
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